EXHIBIT 10.18
                              OPERATING LEASE

     AGREEMENT, as below dated, by and between GREAT PLAINS ENVIRONMENTAL, INC. ("GREAT PLAINS"), a Wyoming Corporation, and CONSOLIDATED INDUSTRIAL SERVICES, INC. ("Consolidated"), a subsidiary of Infinity, Inc. ("Infinity"), collectively referred to as the "Lessor", LAWRENCE A. AUBRECHT and PAMELA J. SPIVEY, individually pursuant to the personal guaranties stated herein.

                                   RECITALS

     WHEREAS, Great Plains is a start-up, Wyoming corporation formed to be engaged in the business of wastewater treatment management, and

     WHEREAS, Consolidated Industrial Services, Inc., Wastewater Division ("Consolidated Wastewater") is a division of Consolidated that is in the business of wastewater management, and

     WHEREAS, Great Plains is desirous of operating and managing the waste water business of Consolidated, and

     WHEREAS, Consolidated entered into a Production Facilities Lease with Leroy and Wilma Goertz dated June 10, 1994, for real property located near Cheyenne, Wyoming (the "Goertz Lease"), attached hereto, marked Exhibit "A" and incorporated herein by this reference, and

     WHEREAS, Consolidated entered into a real estate Lease Agreement with Consolidated Oil Well Services, Inc., dated January 7, 1994, and amended May 4, 1994 and December 27, 1994 and extended January 8, 1996, for real property located at Chanute, Kansas (the "COWS Lease"), attached hereto, marked Exhibit "B" and incorporated herein by this reference, and

     WHEREAS, Great Plains desires to lease and/or sub-lease certain assets and to assume the liability of obligations on certain assets of Lessor, and Lessor desires to lease, sub-lease and/or assign said assets or leases to Great Plains, and

     WHEREAS, Great Plains and Consolidated are willing to contract with each other on the terms, covenants and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the payments as stated herein, the mutual covenants, agreements, promises, terms and conditions as stated herein and other good and valuable consideration, the amount and sufficiency of which is acknowledged by the parties hereto, the parties agree as follows:

     1. Lease of Assets: The assets of Consolidated Wastewater to be leased are generally described as including, but not limited to machinery, and equipment as well as all intangible assets, including, but not limited to leases and goodwill all as described on Exhibit "C", attached hereto and incorporated herein by this reference. Great Plains shall maintain necessary insurance coverage, similar to coverage being maintained by Consolidated on the leases assets as reasonably agreed by Consolidated. The specific items set forth on Exhibit "C" and denoted as "Non Specific" shall be excluded from the requirements of paragraph 1.1 and 14 of this Agreement and Great Plains agrees to surrender similar quantities and qualities of items upon termination, whether voluntary or involuntary.

EXHIBIT 10.18 Page 1

     Great Plains shall sublease and assume the obligations of the Lessee of the Goertz Lease and the COWS Lease. To the extent that the terms contained in the Goertz Lease and the COWS Lease conflict with the terms of this Agreement, the terms of this Agreement shall control.

     1.1 Lessee's Duty to Maintain, Repair and Replace: Lessee shall at its sole expense:

          (a) Keep and maintain in good order, condition and repair
(including any such replacement and restoration as is required for that purpose) the all equipment, structures and improvements upon the leased premises, every part thereof and any and all appurtenances thereto wherever located, including, but without limitation, the water treatment equipment and systems, evaporation ponds, foundations, roof, exterior and interior portions of all walls, doors, and windows, all plumbing and sewage facilities within the lease premises, all fixtures, heating and air conditioning and electrical systems (whether or not located in the leased premises) sprinkler system, walls, floors and ceilings, meters applicable to Lessee's premises, and all installations made by Lessee under the terms of this Lease and any exhibits thereto, as herein provided; any repairs required to be made in the premises due to burglary of the premises or other illegal entry into the premises or any damage to the premises caused by a strike involving Lessee or its employees. Any changes to furnish service to the premises made by any utility company or municipality shall be paid by Lessee within time limit specified by each utility company.

          (b) Lessee shall keep and maintain the leased premises in a clean, sanitary and safe condition and in accordance with all directions, rules and regulations of the proper officials of the governmental agencies having jurisdiction, at the sole cost and expense of Lessee, and Lessee shall comply with all requirements of law, by statute, ordinance or otherwise, affecting the leased premises and all appurtenances thereto. If Lessee refuses or neglects to commence and to complete repairs promptly and adequately, Lessor may, but shall not be required to, make and complete said repairs and Lessee shall pay the cost thereof to Lessor as additional rent upon demand.

          (c) Lessee shall provide Lessor 30 days advance written notice and obtain written approval of any intended construction, renovation, improvement or material change in the leased premises. The approval of Lessor shall not be unreasonably withheld.

     2. Term: The term of this Agreement shall be a period of five (5) years commencing as of the date of this Agreement, unless terminated earlier pursuant to the terms hereof.

     3. Lease Term Options: At the end of the first term, Great Plains shall have the right to extend the term of this Agreement for an additional two years on the terms set forth below. At the end of the second term, Great Plains shall have the right to extend the term of this Agreement for an additional seven years on the terms set forth below. The parties agree that this option shall be deemed fully paid for and coupled with an interest. A lease term option shall be exercised by the written notice of Great Plains to Consolidated at least ninety days prior to the expiration of any term. At the end of any lease term that is not extended or where an election to purchase is not completed, Lessee shall deliver the assets, demised premises and all improvements thereon to Lessor, either (i) as an operating facility, in the condition which Lessee is required to maintain under the terms of this Agreement and transfer the surety bond and its collateral to Consolidated immediately upon receipt of written notice or, (ii) the Lessee shall at its' sole expense, complete the closure of the

EXHIBIT 10.18   Page 2
evaporation ponds, in accordance with the Wyoming Department of Environmental Quality requirements and return the assets, demised premises and all improvements thereon to the condition required upon the expiration of the original Goertz Lease, within ninety (90) days after the receipt of written notice.

     4.   Compensation and Method of Payment:

          (a) During the initial five year term of this Agreement, payments shall be as follows: Quarterly payments of $20,000 ($80,000 annually) years commencing three (3) months from the date of closing. An initial payment of $20,000 will be made at closing which shall be applied, prorata, to the first three quarterly payments. Great Plains shall have right to exercise a purchase option at the Price of $800,000 at the end of this term, reduced by the percentage rent as hereinafter described.

          (b) During the first option extension (two-year) term of this Agreement, payments shall be as follows: Quarterly payments of $21,250 ($85,000 annually). Great Plains shall have right to exercise a purchase option at the Price of $675,000 at the end of this term, reduced by the percentage rent as hereinafter described.

          (c) During the second option extension (seven-year) term of this Agreement, payments shall be as follows: Quarterly payments of $22,250 ($90,000 annually). Great Plains shall have right to exercise a purchase option at the fair value at the end of this term, reduced by lease payments made and the percentage rent as hereinafter described. Fair value shall be determined by agreement of the parties based upon a reasonable inquiry and investigation. In the event the parties cannot so agree, the parties shall select at least one and no more that three independent arbitrators to determine the fair value. The parties shall share equally the costs of arbitration.

          (d) Percentage rent shall be defined as prepayments on the operating lease that shall occur at an amount equal to 4.5% of revenues over annual revenues of $1,750,000 calculated on a quarterly basis and shall be payable within 45 days of each quarter. The prepayment calculation shall be based upon cumulative revenues from inception. Revenues shall be defined as all revenue received for services provided by Great Plains, less any outside services contracted in providing those services (specifically this definition relates to transportation charges that may be incurred in bringing the water to and from a treatment facility). Consolidated shall have the right to review accounting records upon reasonable notice. In the event Great Plains is short by more than ten percent, Great Plains shall pay the reasonable cost of the review.

          Great Plains shall provide quarterly financial statements to Consolidated within 30 days after the close of each calendar quarter.

          (e) Consolidated shall have the right to contract for trucking and Seymour, Inc. shall have the right to contract for the manufacture of equipment utilized or sold by Great Plains.

          (f) The parties agree that any purchase option stated herein shall be deemed fully paid for and coupled with an interest.

          (g) A purchase option shall be exercised by the written notice of Great Plains to Consolidated at least ninety days prior to the expiration of any term.

     5. Facility Leases/Assignments: Great Plains will sublease or take an assignment of the water treatment facility at the Chanute facility, currently
EXHIBIT 10.18   Page 3
occupied by Consolidated Wastewater, from Infinity for twelve months at the current lease rate of $1,000.00 per month beginning November 1, 1996. The first month (November) shall be free. Great Plains shall maintain necessary liability insurance coverage, similar to coverage being maintained by Consolidated on the leased premises.

     6. Liabilities: Great Plains shall not assume any of the existing liabilities of Consolidated or Consolidated Wastewater or any encumbrance on any asset that is the subject of this agreement. Further, Great Plains shall not assume any liability for account payables. Great Plains shall assume liability for the current lease at the Cheyenne facility as well as the obligation on the Chrysler New Yorker automobile. Any assumed liability or utility liability shall be prorated to the date of closing.

     7. Cash Accounts, Accounts Receivable and Other Current Accounts: All cash accounts, accounts receivable and other current accounts of Consolidated Wastewater shall be retained by Consolidated Wastewater and shall not be transferred to Great Plains.

     8. Government Taxes and Licenses/Working Facilities: Great Plains shall be responsible for and agrees to pay all federal, state and local taxes and license or permit fees. Further, Great Plains agrees to obtain and maintain in full force and effect any licenses and permits required by any federal, state or local agency, including, but not limited to those required by the Wyoming Department of Environmental Quality and closure bonding with regard to the evaporative ponds upon the termination or conclusion of the Goertz lease.

     Great Plains shall purchase the Consolidated US Treasury STRIP, maturing on May 15, 2001, required as collateral for the closure bond for the Cheyenne facility. Lawrence A. Aubrecht and Pamela J. Spivey agree to guarantee the difference between the value of the security and the cost of implementing the closure plan as required by the state of Wyoming. Upon the renewal of the closure bond, in August of 1997, the closure bond will be transferred to Great Plains.

     Great Plains shall provide its own working facilities, employees, and materials and equipment (except as otherwise specifically noted in this Agreement) necessary or advisable to carry out the purpose or intent of this Agreement or the business of Great Plains. Great Plains shall pay all utility charges and mechanic's and materials liens occurring after the date of closing.

     Infinity shall submit the appropriate and necessary documents and other information for the transfer of the NPEDS permits as required by the respective issuing agencies to insure an orderly and timely transition of the permits.

     9. Closing: The closing for all transactions provided for herein will occur at the offices of Consolidated on Tuesday, October 22, 1996. The transactions at closing, when effective, will be deemed to be effective as of the opening of business on the day of the closing, except as otherwise specifically provided in this Agreement. All actions to be taken at closing will be considered to be taken simultaneously, and no document, agreement, or instrument will be considered to be delivered until all items which are to be delivered at the closing have been delivered. At the closing, the following actions will occur:

          (a) Certificates. Great Plains and the Lessor will each execute a certificate stating that all representations and warranties made by them respectively in this Agreement continue to be true at the time of closing.

EXHIBIT 10.18   Page 4

          (b) Assignment. Consolidated wil1 execute and deliver to Great Plains an assignment, in form reasonably acceptable to Great Plains, of any leases or contracts hereunder.

          (c) Records. Consolidated will deliver to Great Plains all accounting records, customer lists, contracts, orders and other documents relating to the wastewater treatment business, provided that Great Plains will permit reasonable, subsequent access to such records for tax or other appropriate reasons.

          (d) Other acts. The parties will execute any other documents reasonably necessary to carry out the intent of this agreement, including specific transfer documents to be executed by the Lessor with respect to any asset which may require separate documents to transfer.

     10. Warranties and Representations of Lessor: Lessor warrants and represents as follows:

          (a) Corporate Status. Consolidated is duly incorporated and in good standing under the laws of the state of Kansas. The nature of Consolidated's business, specifically including all business activities to be transferred hereunder, does not require the qualification of Consolidated as a foreign corporation in any other state of country.

          (b) Corporate Actions. All actions required of the Lessor, including the execution of this Agreement and consummation of all transactions provided for herein, have been duly authorized by appropriate actions of its shareholders and directors,and all such agreements and instruments executed pursuant thereto will be valid and enforceable against the Lessor in accordance with the terms thereof.

          (c) Financial Statements. The financial statements and related data provided by Lessor to Great Plains are interim financial statements prepared for internal use consistent with the year-end accounting using accounting principles prepared in accordance with generally accepted accounting principles consistently applied and are true and correct in all material respects. There has been no material, adverse change in the Lessors financial condition or its wastewater treatment business or operations from August 29, 1996 to date.

          (d) Absence of Liens or other Encumbrances. The assets leased or sub-leased hereunder are free and clear of any lien, encumbrance or claim of any nature, including liens for taxes, except as previously disclosed to Great Plains.

          (e) Material Agreements. All material contracts, leases and other agreements to which Consolidated is a party, with reference to its wastewater treatment business will be assigned at closing to Great Plains. Consolidated is not in violation of any such agreements nor will the assignment and consummation of this Agreement cause any breach of any contract or acceleration or material change in any obligation of Consolidated which will affect the wastewater treatment business of the assets.

          (f) Litigation. Lessor is not a party to any litigation, nor to the best of its knowledge, is any litigation threatened or pending, that materially affects the wastewater treatment business or any assets leased or assigned hereunder.

          (g) Insurance. Consolidated has maintained full and adequate insurance with respect to the operation of the wastewater treatment business and all such insurance shall remain and has remained in effect through the date of closing.
EXHIBIT 10.18   Page 5

          (h) Employees. Exhibit "D", attached hereto and incorporated herein by this reference, sets forth a complete list of the employees of Consolidated Wastewater, the rate of compensation of each, and all benefits applicable to each such employee. Consolidated Wastewater has no agreements with any employee or any other obligation to any employee. Consolidated Wastewater is not subject to any pending or threatened employee or labor dispute.

          (i) Complete Disclosure. This Agreement, and the agreements and instruments related hereto, do not contain any untrue statement of a material fact by Lessor. This Agreement and such related agreements and instruments do not omit to state any material fact necessary in order to make the statements made herein or therein, and in the light of the circumstances under which they are made, are not misleading.

     11. Warranties and Representations of Great Plains: Great Plains warrants and represents as follows:

          (a) Corporate Status. Great Plains is a corporation duly incorporated and existing in good standing under the laws of the state of Wyoming.

          (b) Corporate and Individual Actions. Alltransactions provided for herein and all obligations of Great Plains have been duly authorized by all requisite corporate action, and all agreements entered into, including the execution and consummation of this Agreement and all exhibits hereto, will be valid and fullY enforceable aqainst Great Plains.

          (c) No Conflicting Agreements. Great Plains is not a party to any contract, agreement or other obligation which is in default or which will becomes in default or subject to any acceleration or penalty by reason of the execution and consummation of this Agreement.

          (d) Litigation. Great Plains is not subject to any litigation or other claim, including any governmental investigation, actual, pending or threatened, to the best of its knowledge.

          (e) Insurance. Great Plains agrees to maintain at its expense at all times during the Lease term full liability, property damage, worker's compensation and environmental insurance properly protecting and indemnifying Lessor and naming Lessor as additional insured in an amount not less than as follows:

               (1) General Liability: $1,000,000 per occurrence and $2,000,000 aqqregate.

               (2) Worker's Compensation: Minimum state requirements.

               (3) All Risk Property:

               (4) Business Automobile Liability: $1,OOO,OOO per occurrence bodily injury and property damage. Physical damage as required by lender.

          Consolidated shall be listed as an additional insured, with waiver of subrogation where allowed and notice of cancellation where allowed.

          (f) Complete Disclosure. This Agreement, and the agreements and instruments related hereto, do not contain any untrue statement of a material fact by Great Plains. This Agreement and such related agreements and instruments do not omit to state any material fact necessary in order to make the statements

EXHIBIT 10.18   Page 6
made herein or therein, and in the light of the circumstances under which they are made, are not misleading.

          (g) Environmental Inspection. Great Plains has obtained an environmental inspection on all real and personal property that is the subject of this Agreement. Great Plains has disclosed such inspection report to Consolidated and hereby certifies to Consolidated that the environmental condition is acceptable to Great Plains. The written report, marked as Exhibit "E", is attached hereto and incorporated herein by this reference.

          (h) Equipment and Other Personal Property. Great Plains shall, within ninety days after closing, certify to Consolidated that all personal property leased pursuant to this Agreement is in good and satisfactory condition. Any personal property that is not acceptable to Great Plains shall be identified and Great Plains shall not be required to return such property to any condition better than it was received. Upon receipt of the certification from Great Plains, Consolidated reserves the right to inspect the items disclosed as unsatisfactory upon the certification to verify their condition. Should Great plains fail to provide certification within the time allowed, all property subject to this Aqreement shall be deemed to be in satisfactory condition.

     12. Indemnification: The parties hereto agree to indemnify each other as follows:

          (a) Obligation to Indemnify. Each party will indemnify and defend each other and its successors, affiliates, assigns and agents from and against any and all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, attorney's fees and other expenses of investigation and defense of any claims or actions (collectively "claims"), to which they or any of them may become subject due to, or which results from,any breach of the covenants, agreements, warranties and representations contained in this aqreements.

          (b) Notice. Any indemnified party shall promptly advise any indemnifying party of the existence of any claim as soon as feasible, and in no event later than ten days after the indemnified party becomes aware of such actual or potential claim. Such notice shall be in writing and shall be delivered in such manner to verify delivery by an independent third party.

     13. Use of the Name of Consolidated: Great Plains acknowledges, consents and agrees that it is not authorized to and shall not use the name of Consolidated.

     14.  Default:

          (a) Lessee's Default: Failure on the part of Lessee to pay any amounts payable under the terms of this Agreement or, failure of Lessee to promptly and faithfully keep and perform every covenant, condition, agreement and obligation of this Agreement for more than twenty (20) days after written notice of such default shall have been given to Lessee, shall constitute an event of default under the terms of this Agreement. Upon the occurrence of an event of default, Lessor, at its' option may, cause the forfeiture of this Agreement, without, however, releasing Lessee from liability for its' obligations under the terms of this Agreement. Lessor may demand immediate possession of the assets, demised premises and all improvements thereon and Lessee shall deliver the same to Lessor, either (i) as an operating facility, in the condition which lessee is required to maintain under the terms of this Agreement, immediately upon receipt of written notice or, (ii) the Lessee shall at its' sole expense, complete the

EXHIBIT 10.18   Page 7
closure of the evaporation ponds, in accordance with the Wyoming Department of Environmental Quality requirements and return the assets, demised premises and all improvements thereon to the condition required upon the expiration of the original Goertz Lease, within ninety (90) days after the receipt of written notice. Thereupon Lessor shall be entitled to and may take immediate possession of the premises, any other notice or demand being hereby waived. Lessee agrees to quit and deliver possession of the demised premises to Lessor or Lessor's assigns, successors or agents, when this Agreement terminates by limitation or forfeiture, and Lessee agrees that the premises shall be in substantially the same order and in as good condition as received, subject to the maintenance, repair and replacement requirements of this Aqreement.

          (b) Lessee's Continuing Obligations: Lessee covenants, that any forfeiture, annulment or voidance of this Agreement shall not relieve Lessee from its' obligations hereunder, including the obligation to make quarterly payments of rent. In case of default of Lessee, Lessor may relet the premises as the agent for and in the name of Lessee, at any rental readily acceptable, applying the proceeds first to the payment of such rent as same becomes due, and toward the fulfillment of the other covenants and agreements of Lessee herein contained, and the balance, if any, shall be paid to Lessee, and Lessee hereby agrees that if Lessor shall recover or take possession of said premises as aforesaid, and be unable to relet and rent the same so as to realize a sum equal to the rent hereby reserved, Lessee shall pay to Lessor any loss or difference of rent for the residue of the term.

               (1) Lessor shall have the right to re-enter the premises to assume and take possession of the whole or any part thereof, and to remove all persons or personal property by direct or summary action, or in a different type of suit or proceeding, by force, or otherwise, without being deemed guilty of trespass or other actionable wrong by reason thereof, and without being liable for the damages therefore or in connection therewith, and, after demand made therefore, Lessee or anyone in possession claiming under Lessee shall be deemed guilty of unlawful detainer and subject to such summary or other action as may be provided by law; and

               (2) Lessor, irrespective of the date on which its right of re-entry shall have accrued or be exercised, shall have the right, exercisable without notice to or demand upon Lessee or any other person, whether for rent or possession or otherwise, to forfeit this Agreement and t~rm~n~te the estate of Lessee hereby created.

               (3) In any and every event, Lessor shall not be deemed to have accepted any surrender of the demised premises or of the leasehold estate created hereby from Lessee, or anyone acting in Lessee's behalf, unless Lessor by an agreement in writing shall declare explicitly that it intends thereby to effect acceptance of the surrender and to release Lessee from liability.

          (c) Legal Remedies: Notwithstanding the provisions of this Agreement, it is agreed between the parties that the remedies provided for herein in the event of default on the part of Lessee are in addition to and not in lieu of any other remedies or relief made available to Lessor under the laws of the State in which the premises are located, which latter remedies or relief shall be likewise available to Lessee in the event of a breach of any of the terms of this Agreement.

          (d) Lessor's Default: The failure of any covenant, agreement, representation and warranty of Lessor, under the terms of this Agreement on the part of Lessor to be kept and performed for more than twenty (20) days after written notice of such breach shall have been given to Lessor, shall constitute
EXHIBIT 10.18   Page 8
an event of default under the terms of this Agreement.

     It is agreed between the parties that the Lessee shall be entitled to pursue any remedies or relief made available to Lessee under the laws of the State in which the premises are located.

     15. Independent Operator: Consolidated hereby contracts with Great Plains as an independent lessee/operator to lease certain assets of and to assume certain leases of and to operate and manage the wastewater treatment business of Consolidated Wastewater. Nothing herein shall be construed as creating an agency or employer-employee relationship between the Great Plains and Consolidated.

     16. Not a Franchise/Investment Contract: Great Plains and Consolidated acknowledge, consent and agree that this Agreement and resulting relationship is not and shall not be construed as a franchise or an investment contract.

     17. Finder's Fees/Commissions: The parties represent and warrant that they have not incurred any obligation for any sales commission, brokerage fee, finder's fee or other similar obligation in connection with the transactions provided for herein for which the other party may have any liability or adverse claim.

     18. Covenant Not to Compete: During the term of this Agreement, Consolidated and Infinity, its successors or assigns, will not directly or indirectly own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation, or control of or be connected in any manner, including but not limited to the positions of shareholder, director, officer, consultant, independent contractor, employee, partner or investor, with any industrial wastewater treatment business that is located in or conducts business the states of Kansas, Wyoming, Colorado, Oklahoma, Texas, Nebraska, Missouri or Utah. Consolidated reserves the ability to conduct all aspects of oil field services business, including oil field water hauling and disposal.

     During the term of this Agreement, Great Plains and Lawrence A.
Aubrecht, his affiliates or agents, will not directly or indirectly own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation, or control of or be connected in any manner, including but not limited to the positions of shareholder, director, officer, consultant, independent contractor, employee, partner or investor, with any industrial wastewater treatment business that is located in or conducts business the United States unless such activity is brought under the terms and conditions of this agreement.

     19. Best Efforts: Great Plains agrees that it will at all times, faithfully, industriously and to the best of its ability, experience and talent perform all of the duties that are normal and customary regarding the management and operation of a wastewater treatment and facility or business.

     20. Reimbursement of Expenses: Except as otherwise stated herein, Great Plains shall not be reimbursed for expenses incurred.

     21. Reasonableness: The parties acknowledge, consent and agree that each covenant contained herein, and specifically regarding the non-competition agreement, serves a legitimate business purpose and is reasonable in duration and scope and is no wider geographically than necessary to afford the required protection to the parties.

     22. Survival: The covenants contained herein shall be construed as independent of each other and any other agreements between the parties and shall survive the termination of this Agreement.
EXHIBIT 10.18   Page 9

     23. Cooperation: The parties will not perform or do any act which is prejudicial or injurious to the business or goodwill of the other and shall make no public comment which could be construed as adverse to or critical of the other.

     24. Notices: All notices required or permitted hereunder or under any related agreement or instrument, will be deemed delivered when delivered to the parties at the address below-stated in the signature section of this Agreement (or as amended by appropriate notice) in a manner sufficient to verify delivery by an independent third party.

     25. Assignability. This agreement and the right and duties created herein, express or implied, shall not be assignable by any party without the express, unanimous and written consent of the parties hereto, except that the rights of Consolidated may be pledged or assigned to or assumed by Seymour, Inc., or its successors.

     26. Miscellaneous: No waiver or modification of this Agreement or any term, covenant, condition or limitation contained herein shall be valid unless in writing and duly executed by the party to be charged therewith, and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this section may not be waived except as herein set forth.

     It is the intention of the parties hereto that this Agreement, and the performance hereunder and all suits and/or special proceedings hereunder be construed and enforced in accordance with and pursuant to the laws of the State of Kansas, and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Kansas shall be exclusively applicable and shall qovern to the exclusion of the law of any other forum.

     The parties agree that the exclusive procedure to be used to settle a dispute under this agreement shall be Arbitration and not by other court proceeding. Such Arbitration shall be conducted pursuant to the rules and procedures of the American Arbitration Association and shall be conducted at a location mutually agreeable to the parties. The parties expressly waive their rights seek redress in the courts to settle any such dispute. Any decision of an arbitrator shall become and order and judgment of the court havinq a~rooriate jurisdiction.

     This Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, their successors, personal representatives and assigns. Should any provision hereof be held invalid, the remainder of this Agreement shall not be affected thereby.

     This Agreement contains the entire understanding of the parties and supersedes any prior understanding and/or written or oral agreements. All representations and agreements, whether oral or written, are contained herein.

     In the event it becomes necessary or advisable for either party to seek legal advice or enter into any legal proceedings to enforce any clause or term of this Agreement, the prevailing party shall be allowed to recover any costs or expenses of such advice or oroceedinq, includinq a reasonable amount for attorney's fees.

EXHIBIT 10.18   Page 10

     27. Personal Guaranty: This agreement is personally guaranteed by Lawrence A. Aubrecht for three years or $250,000. The $250,000 shall not be reduced by the initial $20,000 down payment, but shall be reduced and released dollar for dollar, by other payments made, including percentage rent payments. Equity and sub-debt shall also count against the guaranty, but shall not be calculated in the release of such guaranty. Consolidated agrees to subordinate the guaranty for debt incurred to increase capital or equipment. Should the equity and sub-debt of Great Plains fall below $250,000, Great Plains covenants not to distribute any dividends to shareholders and Lawrence A. Aubrecht's compensation will he limited to no more than $60,000.

Dated this 22nd day of October 1996.    Dated this 22nd day of October 1996

CONSOLIDATED INDUSTRIAL SERVICES, INC.  GREAT PLAINS ENVIRONMENTAL, INC.


By:/s/ John C. Garrison                 By:/s/ Lawrence A. Aubrecht
   John C. Garrison, Secretary             Lawrence A. Aubrecht, President

                                        By:/s/ Pamela J. Spivey
                                           Pamela J. Spivey, Vice President,
                                             Operations

INFINITY, INC.                          By:/s/ Lawrence A. Aubrecht
                                           Lawrence A. Aubrecht, Individually
By:/s/ John C. Garrison                    (Pursuant to Personal Guaranty
   John C. Garrison, Secretary              Stated Herein)

                                        By:/s/ Pamela J. Spivey
                                           Pamela J. Spivey, Individually
                                           (Pursuant to Personal Guaranty
                                            Stated Herein)
EXHIBIT 10.18   Page 11

                                 BILL OF SALE

     Consolidated Industrial Services, Inc., Wastewater Division, ("Consolidated") (the "grantor"), a Kansas corporation, whose address is 211 West 14th Street, Chanute, Kansas 6672O, in consideration of $10,200.00 paid to it by Great Plains Environmental, Inc. (the "grantee"), whose address is 5303 East Evans, Suite 306, Denver, CO 80222, receipt of which is acknowledged, does grant, bargain and sell to the grantee, the following described personal property:

                             See Attached Exhibit A

     The grantor covenants with the grantee that it is the lawful owner of the personal property; that the property is free and clear of all liens and encumbrances, except as set forth on Exhibit A, attached hereto and made a part hereof; that it has the full right to sell and transfer the property and that it will warrant and defend the title to the above-described property for the benefit of the grantee and its legal representatives, successors and assigns.

                                 Purchase Price

     Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of the grantor contained herein, grantee is purchasing, certain of grantor's assets and in full consideration therefore, will pay grantor $10,200.00 and assume the note on the 1994 Chrysler New Yorker, SN - 2C3ED46F5RH626413. Said purchase price shall be allocated as follows:

      $9,200.00(1)     to Equipment;
      $ 500.00         to Customer Lists, Raw Materials, Work in
                       Process, Finished Goods and Records;
      $ 500.00         to Inventory;

     The purchase price shall be payable as follows: $10,200.00 in certified funds at closing payable to grantor.
_________________

(1) plus the amount of the bank note for the Chrysler New Yorker

     In witness, the secretary of the grantor have signed this bill of sale on 22nd day of October, 1996.

                                  CONSOLIDATED INDUSTRIAL SERVICES, INC.
                                  WASTEWATER DIVISION

                                  By:/s/ John C. Garrison
                                     John C. Garrison, Secretary
STATE OF KANSAS     )
                    ) ss.
COUNTY OF JOHNSON   )

     This instrument was acknowledged before me on October 22, 1996 by John
C. Garrison as the secretary of Consolidated Industrial Services, Inc., Wastewater Division.

Witness my hand and official seal.
                                         /s/ Doris E. Alonge
                                         Notary
My commission expires: December 10, 1997

Consolidated Industrial Services Inc.,
Wastewater Division  -- Asset Listing Report

Operation   Location  Qty  Item Description     Model      Serial#

Chanute               1    Truck, pickup        1984       1GCDC14H1ES194905
Cheyenne              1    Heater, used oil     RA14D/235
Cheyenne              1    Truck, pickup        1991       2GCG029K5M1179457
Topeka                1    Chrysler New Yorker

(Continued)

Operation     Date        Mfg         Lease/Purchase

Chanute                   Chevy       Purchase
Cheyenne                              Purchase
Cheyenne                  Chevy       Purchase
Topeka                    Chrysler    Purchase

                   AGREEMENT TO PURCHASE CERTAIN ASSETS OF
         CONSOLIDATED INDUSTRIAL SERVICES, INC., WASTEWATER DIVISION,
                        A SUBSIDIARY OF INFINITY, INC.

     Agreement dated as below, between Consolidated Industrial Services, Inc., Wastewater Division, ("Consolidated"), a Kansas corporation and a subdivision of Infinity, Inc. ("Infinity"), a Colorado corporation, (collectively referred to as the "Seller"), and Great Plains Environmental, Inc., a Wyoming corporation (the "Buyer").

     Seller and Buyer agree as follows with respect to the sale by Seller and the purchase by Buyer of certain assets, tangible and intangible, and business of Seller.

     Buyer is satisfied that it has adequate financial information about Seller. Seller is satisfied that it has adequate financial information about Buyer.

     Seller covenants that it has good and marketable title to all assets to be sold, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except as set forth on Exhibit A, attached hereto.

     Seller covenants that there is no litigation pending, or to the knowledge of Seller threatened, against or relating to Seller, its properties or business.
                               Purchase Price

     Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of the Seller contained herein, Buyer will purchase, at the Closing, certain of Seller's assets and inventory, and in full consideration therefore, will pay Seller $10,200.00 and assume the note on the 1994 Chrysler New Yorker, SN 2C3ED46F5RH626413. Said purchase price shall be allocated as follows:

     $ 9,200.00(1)      to Equipment;
     $   500.00         to Customer Lists, Raw Materials,
                        Work in Process, Finished Goods and Records;
     $   500.00         to Inventory;
__________

(1) plus the amount of the bank note for the Chrysler New Yorker

     The purchase price shall be payable in certified funds at closing payable to Consolidated Industrial Services, Inc.

     Assets to be Purchased: The assets to be purchased are described on Exhibit "A" attached hereto free and clear of all liabilities, obligations, liens and encumbrances, except as set forth on Exhibit "B".

     Conveyance and Transfer. At Closing Seller shall deliver to Buyer a Bill of Sale.

     Closing. The Closing of such sale and purchase shall take place at Chanute, Kansas on October 22, 1996, or at such other date, time and place as the parties may agree (herein called the "Closing"). At the Closing, Buyer will deliver to Seller a certified or bank cashier's check in the amount of the purchase price.

     Taxes. Buyer will pay all sales, transfer and documentary taxes, if any, payable in connection with this Agreement and the conveyances, assignments, transfers and deliveries to be made to Buyer hereunder.

     Accounts Receivable. The Seller shall retain all accounts receivables to day of closing and pay all accounts payable to day of closing.

     Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs and legal representative of the partners and the successors and assigns of Buyer.

     Law to Govern. This Agreement is being made in Kansas and shall be construed and enforced in accordance with the laws of that State.

     Attorney Fees. In the event it becomes advisable or necessary for either party to this Agreement to seek legal advice or enter into any proceeding hereof, the prevailing party shall be entitled to recover all costs and expenses of such advice or proceeding, including a reasonable amount for attorney fees.

     Notices. All notices shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed via registered mail, postage prepaid, to the party at his address set forth at the end of this Agreement.

     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                               Great Plains Environmental, Inc.

                               By:/s/ Lawrence A. Aubrecht
                                  Lawrence A. Aubrecht, President


                               Consolidated Industrial Services, Inc.

                               By:/s/ John C. Garrison
                                  John C. Garrison, Secretary